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                                                                   Exhibit 1.A

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                                 U. S. BANCORP

          The names, business addresses, and present principal occupations of the directors and executive officers of U. S. Bancorp are set forth below. If no address is given, the director's or officer's business address is
U. S. Bancorp, 111 S.W. Fifth Avenue, Portland, Oregon, 97204. The business address of each of the directors of U. S. Bancorp is also the business address of such director's employer, if any. All directors and officers listed below are citizens of the United States.

                                   DIRECTORS

Name and Business Address          Present Principal Occupation or Employment

Harry Bettis                       Rancher
10775 Sucker Creek Road
Payette, Idaho  83661

Gerry B. Cameron                   Chairman of the Board and Chief
                                   Executive Officer, U. S. Bancorp

Carolyn Silva Chambers             Chairwoman and Chief Executive Officer,
2225 Coburg Road                   Chambers Communications Corp.
Post Office Box 7009               (a broadcast and television company);
Eugene, Oregon  97401              President and Chief Executive Officer,
                                   Chambers Construction Company
                                   (construction firm)

Franklin G. Drake                  President and Chief Executive Officer,
2121 S.W. Broadway, Ste. 320       Drake Management Company
Portland, Oregon  97201            (real estate investment and management)

Robert L. Dryden                   Executive Vice President,
Post Office Box 3707               Boeing Commercial Airplane Group,
M/S 75-11                          The Boeing Company
Seattle, Washington 98124-2207     (airplane manufacturer)

John B. Fery                       Retired Chairman and Chief Executive
2700 Airport Way                   Officer, Boise Cascade Corporation
Post Office Box 15407              (forest products)
Boise, Idaho  83715

Joshua Green III                   Chairman of the Board and
1425 Fourth Avenue, Suite 420      Chief Executive Officer,
Seattle, Washington  98101         Joshua Green Corporation
                                   (family investments)

Daniel R. Nelson                   President and Chief Operating Officer,
                                   U. S. Bancorp

Allen T. Noble                     President
575 West Bannock                   Farm Development Corporation
Boise, Idaho  83702                (corporate agricultural management
                                   company)

Paul A. Redmond                    Chairman of the Board and
East 1411 Mission Avenue           Chief Executive Officer,
Spokane, Washington  99202         The Washington Water Power Company
                                   (electric and gas utility)

N. Stewart Rogers                  Chairman of the Board,
Four Lindley Road                  Penwest, Ltd.
Mercer Island, Washington 98040    (investments)

Benjamin R. Whiteley               Chairman of the Board,
Post Office Box 711                Standard Insurance Company
Portland, Oregon  97207            (life insurance)
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                              EXECUTIVE OFFICERS

Name and Business Address          Present Principal Occupation or Employment

Dwight V. Board                    Executive Vice President, U. S. Bancorp

Gerry B. Cameron                   Chairman of the Board and Chief
                                   Executive Officer, U. S. Bancorp

Phyllis J. Campbell                President and Chief Executive Officer,
1420 Fifth Avenue                  U. S. Bank of Washington,
Seattle, Washington  98101         National Association

P.K. Chatterjee                    Executive Vice President, U. S. Bancorp

Thomas P. Ducharme                 Executive Vice President and Treasurer,
                                   U. S. Bancorp

Gary T. Duim                       Executive Vice President,
                                   U. S. Bancorp

Steven P. Erwin                    Executive Vice President and
                                   Chief Financial Officer,
                                   U. S. Bancorp

John D. Eskildsen                  President and Chief Executive Officer,
                                   United States National Bank of Oregon

Jeffrey T. Grubb                   Executive Vice President, U. S. Bancorp

Arland D. Hatfield                 Executive Vice President and
                                   Chief Credit Officer,
                                   U. S. Bancorp

Robert J. Lane                     President and Chief Executive Officer,
101 S. Capitol Boulevard           West One Bank, Idaho
Boise, Idaho  83702

Charles C. Langer                  President, U. S. Bancorp Leasing &
                                   Financial

Daniel R. Nelson                   President and Chief Operating Officer,
                                   U. S. Bancorp

Paul F. Oldshue                    Executive Vice President, U. S. Bancorp

Christian R. Rasmussen             Executive Vice President, U. S. Bancorp

Judith L. Rice                     Executive Vice President,
555 S.W. Oak Street                U. S. Bancorp
Portland, Oregon  97204

V. Lamoine Saunders                Executive Vice President,
17650 N.E. Sandy Boulevard         U. S. Bancorp
Gresham, Oregon  97230

Robert D. Sznewajs                 Vice Chairman, U. S. Bancorp